                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON D.C. 20549

                                    SCHEDULE 14A
                                   (Rule 14a-101)
                      INFORMATION REQUIRED IN PROXY STATEMENT
                    Pursuant to Section 14(a) OF THE SECURITIES
                                EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement   / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement         Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  COCENSYS, INC.
        --------------------------------------------------------------------
                  (Name of Registrant as Specified in its Charter)


       ---------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          1)   Title of each class of securities to which transaction applies:
               ________________________________________________________________
          2)   Aggregate number of securities to which transaction applies:
               ________________________________________________________________
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
               ________________________________________________________________
          4)   Proposed maximum aggregate value of transaction:
               ________________________________________________________________

          5)   Total fee paid: ________________________________________________
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1)   Amount previously paid: ________________________________________
          2)   Form, Schedule or Registration Statement No.:___________________
          3)   Filing Party:___________________________________________________
          4)   Date Filed:_____________________________________________________

                                    [LETTERHEAD]



                                   COCENSYS, INC.
                                201 Technology Drive
                              Irvine, California 92618


                                                                    May 10, 1999

Dear Stockholder:

     On behalf of CoCensys, Inc. (the "Company"), I cordially invite you to attend the 1999 Annual Meeting of Stockholders, which will begin at 2:00 p.m. on Wednesday, June 9, 1999, at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California. At the meeting, stockholders will be asked to (i) elect three directors to hold office until the 2002 Annual Meeting of Stockholders, and (ii) ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.
The accompanying Notice and Proxy Statement describe these proposals. Also enclosed with these proxy materials is the Company's 1998 Annual Report. We urge you to read this information carefully.

     The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. BECAUSE THE VOTE OF EACH STOCKHOLDER IS IMPORTANT, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU NOW PLAN TO ATTEND THIS MEETING. This will not limit your right to attend the meeting or to change your vote at the meeting.

     We appreciate your cooperation and interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                        Sincerely yours,


                                        F. RICHARD NICHOL, PH.D.
                                        Chairman of the Board, President &
                                        Chief Executive Officer

                                   COCENSYS, INC.
                                201 Technology Drive
                              Irvine, California 92618

                   NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON JUNE 9, 1999

TO THE STOCKHOLDERS OF COCENSYS, INC.:

NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of CoCensys, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 9, 1999, at 2:00 p.m., local time, at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California for the following purposes:

     1. To elect three directors to hold office until the 2002 Annual Meeting of Stockholders;

     2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 14, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment thereof.


                                   By Order of the Board of Directors,



                                   ROBERT R. HOLMEN
                                   Secretary

Irvine, California
May 10, 1999

-------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID
IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE.  EVEN IF YOU
HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE
MEETING. PLEASE NOTE, HOWEVER, THAT IF A BROKER, BANK OR OTHER NOMINEE IS THE RECORD HOLDER OF YOUR SHARES AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
-------------------------------------------------------------------------------

                                   COCENSYS, INC.
                                201 TECHNOLOGY DRIVE
                              IRVINE, CALIFORNIA 92618

                                  PROXY STATEMENT
                        1999 ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD JUNE 9, 1999

                   INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of CoCensys, Inc., a Delaware corporation ("CoCensys" or the "Company"), for use at its 1999 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, on June 9, 1999, at 2:00 p.m. local time. The Company intends to mail this proxy statement and accompanying proxy card on or about May 10, 1999 to all stockholders entitled to vote at the Annual Meeting.

     On April 15, 1999, the Company implemented a reverse stock split pursuant to which each stockholder received one share of post-reverse split CoCensys common stock for every eight shares of CoCensys common stock held prior to the reverse stock split. All the share numbers listed in this proxy statement reflect implementation of that reverse stock split.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Company common stock ("Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on April 14, 1999 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 4,258,828 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     The inspector of election appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.


                                          1.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company, at the Company's principal executive office, 201 Technology Drive, Irvine, California 92618, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "Commission") is January 14, 2000. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also January 14, 2000.


                                     PROPOSAL 1
                               ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation, as amended, and its Bylaws provide for the Board of Directors to be divided into three classes of directors, with each class having a three-year term. Vacancies on the Board may be filled by persons elected by either (i) a majority of the then outstanding shares of stock of the Company entitled to vote generally in the election of directors voting together as a class or (ii) a majority of the remaining directors. Newly created directorships resulting from any increase in the number of directors must be filled by a majority vote of the directors then in office, unless the Board of Directors determines by resolution that the stockholders should fill such directorships. A director elected by the Board to fill a vacancy created by an increase in the Board of Directors is entitled to serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and has qualified.

     The Board of Directors presently is composed of eight members. There are three directors in the class whose term of office expires at the Annual Meeting:
James C. Blair, Ph.D., Alan C. Mendelson and Eckard Weber, M.D., each of whom was previously elected to the Board by the stockholders. The Board has nominated Drs. Blair and Weber and Mr. Mendelson as candidates for election to the Board; if elected at the Annual Meeting, each of the nominees would serve until the 2002 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Drs. Blair and Weber and Mr. Mendelson, the three nominees named in this proxy statement. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information, including age as of the Record Date, for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.


                                          2.

NOMINEES FOR ELECTION FOR THREE-YEAR TERMS EXPIRING AT THE 2002 ANNUAL MEETING

CLASS I DIRECTORS

JAMES C. BLAIR, PH.D.

Dr. Blair, 59, has served as a director of the Company since August 1990. He has been a general partner of Domain Associates, a venture capital management company, since July 1985. Dr. Blair is a director of Amylin Pharmaceuticals, Inc., Aurora Biosciences Corporation, Cytovia, Inc., Dura Pharmaceuticals, Inc., Trega Biosciences, Inc., and Vista Medical Technologies, Inc. Dr. Blair holds a B.S.E. in Electrical Engineering from Princeton University and M.S.E. and Ph.D. degrees in Electrical Engineering from the University of Pennsylvania.

ALAN C. MENDELSON

Mr. Mendelson, 51, has served as a director of the Company since April 1994 and served as Secretary of the Company from July 1990 to December 1997. He has been a partner of Cooley Godward LLP, a private law firm and counsel to the Company, since 1980, and served as managing partner of its Palo Alto office from May 1990 through March 1995 and from November 1996 to November 1997. Mr. Mendelson also served as Acting General Counsel of Cadence Design Systems, Inc., an electronic design automation software company, from November 1995 to June 1996. Mr. Mendelson is currently a director of Isis Pharmaceuticals, Inc. Mr. Mendelson received his J.D. from Harvard University in 1973.

ECKARD WEBER, M.D.

Dr. Weber, 49, was elected to the Board of Directors of CoCensys in June 1994 pursuant to the terms of the agreement governing the Company's acquisition of Acea Pharmaceuticals, Inc. Since January 1998, Dr. Weber has been a director and President and Chief Executive Officer of Cytovia, Inc., which was founded by CoCensys and Dr. Weber to develop and commercialize proprietary drug screening technology in the field of apoptosis or programmed cell death. He was the Company's Senior Vice President, Research and Drug Discovery, from November 1995 through December 1997, and he has been a Professor of Pharmacology at the University of California, Irvine since 1989. Dr. Weber received his Doctor of Medicine degree from the University of Ulm School of Medicine, West Germany. He also completed his internship at the University Hospital, University of Ulm School of Medicine.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

CLASS II DIRECTORS

F. RICHARD NICHOL, PH.D.

Dr. Nichol, 57, joined the Company as its President, Chief Executive Officer and a director in January 1997, and was named Chairman of the Board in November 1998. From October 1995 until joining CoCensys, Dr. Nichol was a consultant providing clinical research and clinical data management expertise to biopharmaceutical and pharmaceutical organizations through his firm, Nichol Clinical Technologies Corporation. From 1975 until October 1995, he was co-founder, President, Chief Executive Officer and a director (including serving as Chairman of the Board from 1983 to 1990) of IBRD, Inc., which has since become IBRD - Rostrum Global, Inc., a contract clinical research organization. Dr. Nichol served as a Senior Research Scientist specializing in virology at the Upjohn Company from 1967 until 1975. Dr. Nichol is a director of Cytovia, Inc., and of G Recordings. He earned his B.S. in Science, his M.S. in Microbiology/Biophysics and his Ph.D. in Microbiology from Pennsylvania State University.


                                          3.

TIMOTHY J. RINK, M.D., SC.D.

Dr. Rink, 52, has served as a director of the Company since August 1990. Dr. Rink is Chairman of the Board of Directors, Chief Executive Officer and President of Aurora Biosciences Corporation. From February 1990 until November 1995, he served as President, Chief Technical Officer and as a director of Amylin Pharmaceuticals, Inc., a pharmaceutical company. From 1984 to January 1990, he served as Vice President, Research (U.K.) for SmithKline Beecham, PLC. From 1988 to February 1990, he was a founding member of the Emerging Technologies Committee of the Prime Minister's Advisory Council of Science and Technology in the United Kingdom. Dr. Rink received his M.D. and Sc.D. degrees from the University of Cambridge.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

CLASS III DIRECTORS

KELVIN W. GEE, PH.D.

Dr. Gee, 46, co-founded CoCensys in February 1989 and has been a director since that time. He also served as Chairman of the Board of the Company from inception until October 1991. He has served as the Company's Chief Scientific Officer on a consulting basis since October 1991. Dr. Gee is President and Chief Executive Officer of Zygelan, Inc. and, since July 1996, Dr. Gee has been a Professor of Pharmacology at the University of California, Irvine, College of Medicine. From January 1992 to July 1996, Dr. Gee was an Associate Professor of Pharmacology at the same institution. From July 1985 to January 1992, Dr. Gee was an Assistant and then Associate Professor of Pharmacology at the University of Southern California. Dr. Gee received his Ph.D. in Pharmacology and Toxicology from the University of California, Davis in 1981.

ROBERT L. ROE, M.D.

Dr. Roe, 58, has served as a director of the Company since June 1998. He has served since 1996 as Executive Vice President, Chief Operating Officer and a director of Cytel Corporation, a biotechnology company. From 1995 to 1996, Dr. Roe served as Executive Vice President, Chief Operating Officer and a director of Chugai Biopharmaceuticals, Inc., a subsidiary of Chugai Pharmaceuticals Co., Ltd., of Japan, and from 1976 to 1995, Dr. Roe served in a number of positions at Syntex Corporation, a pharmaceutical company, the most recent of which was President, Development Research Division, and Senior Vice President. Dr. Roe received his M.D. from the University of California, San Francisco School of Medicine and his B.A. in Biological Sciences with Honors from Stanford University. Dr. Roe is a Fellow of the American College of Physicians and the American College of Rheumatology.

LOWELL E. SEARS

Mr. Sears, 48, has served as a director of the Company since November 1994; he also served as Chairman of the Board of the Company from June 1995 to November 1998. He is the Chairman and Chief Executive Officer of Sears Capital Management, Inc., a private holding and investment company. From 1988 to April 1994, he was Chief Financial Officer of Amgen, Inc., a biotechnology company.
In addition to his role as Chief Financial Officer of Amgen, Mr. Sears served from 1992 to 1994 as Senior Vice President, responsible for the Asia-Pacific region. In this role, he established development, marketing and sales capabilities in a number of countries, including Japan and the People's Republic of China. He also served as Chief Executive Officer for the joint venture Kirin-Amgen Inc. Mr. Sears is a director of Techne Corporation, Neose Technologies, Inc., Dendreon, Inc., Integrated Biosystems, Inc. and Encore Pharmaceuticals, Inc. Mr. Sears holds a B.A. in Economics from Claremont McKenna College and an M.B.A. from Stanford University.

                         THE BOARD OF DIRECTORS RECOMMENDS
                       A VOTE IN FAVOR OF EACH NAMED NOMINEE


                                          4.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1998, the Board of Directors held ten meetings. The Board has standing Audit, Compensation and Nominating Committees.

     The Audit Committee performs the following functions: it meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; it recommends to the Board whether the independent auditors should be retained; and it receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee, which is currently composed of three non-employee directors, Messrs. Sears and Mendelson and Dr. Roe, met once during the fiscal year ended December 31, 1998. Dr. Roe joined the committee in June 1998.

     The Compensation Committee sets the Company's compensation policies, evaluates the performance and determines the compensation of executive officers and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee met twice during the fiscal year ended December 31, 1998. It is currently composed of three non-employee directors:
Drs. Blair and Rink and Mr. Sears. In addition, Robert G. McNeil, Ph.D., who served on the Board until June 1998, was a member of the Committee until that time. A Non-Officer Stock Option Administration Committee, currently composed of Dr. Nichol, was established in August 1995. Such Committee is authorized to make stock option grants covering up to 15,000 shares each under the Company's stock option plans to non-officer employees of the Company. Such Committee acted 17 times during fiscal 1998.

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is currently composed of three non-employee directors: Dr. Blair and Messrs. Mendelson and Sears. In addition, Dr. McNeil was a member of the Committee until June 1998. During the fiscal year ended December 31, 1998, the Committee did not meet; its functions were performed by the full Board during that year.

     During the fiscal year ended December 31, 1998, each Board member attended 75 percent or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.


                                     PROPOSAL 2
                 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, at which time they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.


                                          5.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2


                                     MANAGEMENT

     Set forth below is information regarding current executive officers of the Company, including age as of the Record Date, April 14, 1999:


NAME                                POSITION WITH THE COMPANY
----                                -------------------------
F. Richard Nichol, Ph.D.            Chairman of the Board, President and Chief
                                    Executive Officer

Joann L. Data, M.D., Ph.D.          Executive Vice President, Product
                                    Development and Regulatory Affairs

Robert R. Holmen                    Vice President, General Counsel and
                                    Secretary; acting Chief Financial
                                    Officer

Nancy C. Lan, Ph.D.                 Vice President, Scientific Affairs and
                                    Intellectual Property

Kelvin W. Gee, Ph.D.                Chief Scientific Officer

Biographical information about Drs. Nichol and Gee is set forth under PROPOSAL 1 above.

     Dr. Data, 54, has been the Company's Executive Vice President, Product Development and Regulatory Affairs, since January 1998. Dr. Data joined the Company in September 1996 as Senior Vice President, Regulatory Affairs, and was promoted to Senior Vice President, Clinical Development and Regulatory Affairs, in March 1997. From 1990 until 1996, Dr. Data held several positions at The Upjohn Company, a pharmaceutical company, the most recent of which was Corporate Vice President for Worldwide Pharmaceutical Regulatory Affairs and Project Management. Previously, she held a number of positions at Hoffmann-LaRoche, including Vice President of Clinical Research and Development, from 1985 to 1990. Dr. Data has been an adjunct assistant professor in medicine and pharmacology at Duke University Medical Center since 1982 and at Cornell Medical Center since 1986. She earned her M.D. from Washington University School of Medicine and her Ph.D. in Pharmacology from Vanderbilt University.

     Mr. Holmen, 35, is the Company's Vice President, General Counsel and Secretary and is currently serving as acting Chief Financial Officer. He joined the Company as General Counsel in November 1997, was named Secretary of the Company in December 1997 and was promoted to Vice President and General Counsel in October 1998. From March 1994 to October 1997, he served as Corporate Counsel of National Education Corporation, a publicly traded company based in Irvine, California. Prior to that, Mr. Holmen was an associate at the law firms of Morrison & Foerster and Latham & Watkins. He received his B.S. in electrical engineering from Stanford University and his J.D. from Boalt Hall School of Law at the University of California, Berkeley.

     Dr. Lan, 52, co-founded the Company in February 1989 and has served as its Vice President, Scientific Affairs and Intellectual Property since August 1996. She also served as Director of Research and Development from August through October 1992 and Executive Director of Research and Development from October 1992 to January 1993 when she was named as Vice President, Research and Drug Discovery. From 1987 to August 1992, she was a Research Associate Professor of Molecular Pharmacology and Toxicology at the University of Southern California School of Pharmacy. From July 1989 to August 1992, she was the Principal Investigator for research sponsored by the Company at the University of Southern California.


                                          6.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 1999 by the following stockholders: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table later in this proxy statement; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the Company's Common Stock.

                                                    NUMBER             PERCENT
BENEFICIAL OWNER(1)                                OF SHARES           OF TOTAL
----------------                                   ---------           --------
Novartis AG(2)
   Schwarzwaldallee 215
   CH402 Basel, Switzerland...........................317,987              7.5
James C. Blair, Ph.D.(3)..............................165,038              3.8
Joann L. Data, M.D., Ph.D.(4)..........................17,343                *
Kelvin W. Gee, Ph.D.(5)................................62,334              1.5
Robert R. Holmen(6).....................................4,328                *
Peter E. Jansen(7).....................................12,686                *
Nancy C. Lan, Ph.D.(8).................................36,154                *
Alan C. Mendelson(9)...................................12,433                *
F. Richard Nichol, Ph.D.(10)...........................52,789              1.2
Timothy J. Rink, M.D., Sc.D.(11)........................8,625                *
Robert L. Roe, M.D.(12).................................1,250                *
Lowell E. Sears(13)....................................30,260                *
Eckard Weber, M.D.(14).................................63,487               1.5

All current executive officers and directors
   as a group (11 persons)(15).........................454,041             10.2

-----------------------------
*  Less than one percent.

(1) The table is based on information supplied by officers, directors and principal stockholders and on Schedules 13D and 13G filed with the Securities and Exchange Commission ("SEC"). Applicable percentages are based on 4,258,543 shares outstanding on March 31, 1999, adjusted as required by SEC rules and regulations. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Consists of the following shares: (i) 297,274 shares held by Novartis Produkte AG, a subsidiary of Novartis AG; (ii) 10,037 shares held by Sanderling Ventures Limited, L.P., over which Novartis AG has shared voting and investment power; and (iii) 10,676 shares held by Sanderling III Limited, L.P., over which Novartis AG has shared voting and investment power.

(3) Dr. Blair is a director of the Company. Shares held by Dr. Blair include 2,158 shares held directly by Dr. Blair and 4,125 shares subject to stock options exercisable within 60 days following March 31, 1999, plus the shares held by the following entities affiliated with Domain Associates (the "Domain Shares"): (i) 3,130 shares held by Domain Associates ("Domain"); (ii) 105,769 shares held by Domain Partners III, L.P. ("Domain III") and 42,308 shares issuable to Domain III on exercise of warrants;
     (iii) 3,701 shares held by DP III Associates, L.P. ("DP III") and 1,481 shares issuable to DP III on exercise of warrants; and (iv) 2,366 shares issuable to Domain Partners II, L.P. ("Domain II") on exercise of warrants. Dr. Blair is a general partner of Domain, and is a general partner in the general partner of each of Domain II, Domain III and DP III. Dr. Blair has voting and investment power with respect to, and may be deemed beneficial


                                          7.

     owner of, the Domain Shares. Dr. Blair disclaims beneficial ownership of the Domain Shares, and any proceeds thereof, that exceed his pecuniary interest therein and/or that are not actually distributed to him.

(4) Dr. Data is the Company's Executive Vice President, Product Development and Regulatory Affairs. Shares listed include 15,782 shares subject to stock options exercisable within 60 days following March 31, 1999.

(5) Dr. Gee is the Company's Chief Scientific Officer and a director. Shares listed include 4,125 shares subject to stock options exercisable within 60 days following March 31, 1999, 2,100 shares held by members of Dr. Gee's immediate family and 10,129 shares held in the Kelvin & Kay Gee Living Trust.

(6) Mr. Holmen is the Company's Vice President, General Counsel and Secretary. Shares listed include 4,328 shares subject to stock options exercisable within 60 days following March 31, 1999.

(7) Mr. Jansen was the Company's Vice President and Chief Financial Officer until September 22, 1998. Shares listed include 10,352 shares subject to stock options exercisable within 60 days following March 31, 1999.

(8) Dr. Lan is the Company's Vice President, Scientific Affairs and Intellectual Property. Shares listed include 2,500 shares held by Dr. Lan as Custodian for a family member and 26,225 shares subject to stock options exercisable within 60 days following March 31, 1999.

(9) Mr. Mendelson is a director of the Company. Shares listed include the following: (i) 8,625 shares subject to stock options exercisable within 60 days following March 31, 1999; (ii) 50 shares held in trust for the benefit of Mr. Mendelson's children, for which Mr. Mendelson's spouse is trustee;
     (iii) 1,673 shares held by CGCH&T Profit Sharing Trust FBO Mr. Mendelson (the "Mendelson Trust"); (vi) 1,815 shares held by Cooley Godward LLP, of which Mr. Mendelson is a partner; and (v) 270 shares issuable pursuant to warrants held in the Mendelson Trust. Mr. Mendelson disclaims beneficial ownership of shares held in trust for the benefit of his children. Mr. Mendelson also disclaims beneficial ownership of shares held by Cooley Godward LLP, except to the extent of his pecuniary interest therein.

(10) Dr. Nichol is President, Chief Executive Officer and Chairman of the Board of the Company. Shares listed include 50,039 shares subject to stock options exercisable within 60 days following March 31, 1999.

(11) Dr. Rink is a director of the Company. Shares listed include 8,625 shares subject to stock options exercisable within 60 days following March 31, 1999.

(12) Dr. Roe is a director of the Company. Shares listed include 625 shares subject to stock options exercisable within 60 days following March 31, 1999.

(13) Mr. Sears is a director of the Company. Shares listed include the following: (i) 18,187 shares held in The Sears Living Trust dated March 11, 1991 (the "Sears Trust"); (ii) 11,573 shares subject to stock options exercisable within 60 days following March 31, 1999; and (iii) 500 shares issuable pursuant to warrants held in the Sears Trust.

(14) Dr. Weber is a director of the Company. Shares listed include 24,329 shares subject to stock options exercisable within 60 days following March 31, 1999.

(15) Includes 158,401 shares subject to stock options exercisable within 60 days following March 31, 1999 and 46,925 shares issuable pursuant to warrants held by directors or entities affiliated with such directors. See Notes
     (3) through (6) and (8) through (14) above.


                                          8.

                 COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) ("Section 16(a)") of the Exchange Act requires the Company's directors and executive officers, and persons who own more that 10 percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with except for the
following:   (i) in April 1998, Robert G. McNeil, Ph.D., (former director and greater than 10 percent beneficial owner), and Sanderling Biomedical, L.P. (affiliated with Dr. McNeil) filed a Form 4 reporting an October 1997 pro rata distribution to a limited partner of Sanderling Biomedical, L.P.; and (ii) in April 1998, Dr. Blair filed an amended Form 4 correcting the number of shares held directly by Dr. Blair that had been reported on his Form 4 for October 1997.


                               EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company receives a fee of $2,500 for each meeting of the Board attended by such director in person and $500 for each telephonic meeting of the Board. In addition, each non-employee director of the Company receives a fee of $500 for each committee meeting attended by such director unless the committee meeting is held in conjunction with a regular or telephonic meeting of the full Board, in which case no additional fee is paid. The Chairman of the Board, if he or she is a not an employee of the Company, receives an additional $500 per month. Directors may elect to receive meeting fees in the form of cash or shares of Company common stock, based on the market value of such stock at the time of each meeting. During 1998, Dr. Blair and Mr. Mendelson elected to receive meeting fees in the form of Company common stock; all other non-employee directors received their fees in cash. All non-employee directors are reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof in accordance with Company policy.

     In addition, each non-employee director of the Company receives stock options under the 1992 Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Plan"). Option grants under the Directors' Plan are automatic and non-discretionary. Each non-employee director receives an option to purchase 2,500 shares when he or she is first elected to the Board, which option
(I) is granted with an exercise price equal to 100 percent of the fair market value of the stock on the date of grant, (ii) vests in five equal installments over a period of five years, and (iii) expires ten years from the date of grant or three months after termination of an optionee's services as non-employee director of the Company (12 months in the event of death of the director). Non-employee directors also receive annual grants of options to purchase 1,000 shares (1,500 shares in the case of a non-employee Chairman of the Board). Annual grants have an exercise price equal to 100 percent of the fair market value of the stock on the date of grant, vest in full one year from the date of grant and expire ten years from the date of grant or three months after termination of an optionee's services as non-employee director of the Company (12 months in the event of death of the director). Vesting of options is suspended in any year that the non-employee director fails to attend at least 75 percent of the Board meetings and the meetings of Board committees of which he is a member.

     The Directors' Plan provides that, in the event of a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company's common stock is converted into other property or any other capital reorganization involving a change in control of the Company, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to such event.


                                          9.

     From October 1996 until November 1998 (when Mr. Sears stepped down as Chairman of the Board), Mr. Sears and the Company were parties to an agreement pursuant to which Mr. Sears was paid $3,300 per eight-hour day for additional services performed as Chairman, payable one-third in cash and two-thirds in common stock of the Company. Mr. Sears did not receive any compensation under this agreement in the fiscal year ended December 31, 1998.

     Directors, including the Chairman of the Board, who are employees of the Company do not receive separate compensation for their services as directors.

COMPENSATION OF EXECUTIVE OFFICERS

     In addition to cash compensation, the Company's executive officers are eligible to receive stock options and other stock awards under the 1996 Equity Incentive Plan (the "Equity Plan") and to receive stock options under the 1990 Stock Option Plan (the "1990 Plan").

     The Equity Plan provides for grants of incentive stock options ("ISOs"), nonstatutory stock options ("NSOs"), stock appreciation rights, rights to purchase restricted stock and stock bonuses to employees (including officers), directors and consultants, although ISOs may be granted only to employees (including officers). The Equity Plan provides that, in the event of dissolution or liquidation of the Company or specified types of mergers or other corporate reorganizations, any surviving corporation is required to either assume awards outstanding under the Equity Plan or substitute similar awards; otherwise, outstanding awards will continue in full force and effect. If any surviving corporation declines to assume, substitute or continue awards outstanding under the Equity Plan, then the time during which such awards may be exercised will be accelerated and the awards terminated if not exercised during such time.

     The 1990 Plan provides for grants of ISOs and NSOs to employees (including officers), directors and consultants, although ISOs may be granted only to employees (including officers). The 1990 Plan provides that, in the event of dissolution, liquidation or sale of substantially all of the assets of the Company, a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation must assume any options outstanding under the 1990 Plan or must substitute similar options for those outstanding under the 1990 Plan, or (ii) such options will continue in full force and effect. If any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the 1990 Plan, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to such event.


                                         10.

     The following table shows for the fiscal years ended December 31, 1998, 1997 and 1996, certain compensation awarded or paid to or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1998 (the "Named Executives Officers"):

                             SUMMARY COMPENSATION TABLE


                                                                                     LONG-TERM
                                                     ANNUAL COMPENSATION            COMPENSATION
                                                 -----------------------------        AWARDS/
                                                                                     SECURITIES           ALL OTHER
        NAME AND PRINCIPAL                          SALARY           BONUS           UNDERLYING          COMPENSATION
             POSITION                  YEAR           ($)             ($)            OPTIONS (#)              ($)
-----------------------------------   --------   --------------    -----------    -----------------    -----------------
F. Richard Nichol, Ph.D.(1)           1998       282,375             54,000           37,657                1,000(2)
   President and Chief Executive      1997       251,654            100,000           71,250                3,200(2)
   Officer

Peter E. Jansen(3)                    1998       188,526(4)          22,500              --               209,245(5)
   Former Vice President and          1997       179,010             20,000            2,500               35,300(6)
   Chief Financial Officer            1996        72,917             28,229           14,375               28,193(7)

Nancy C. Lan, Ph.D.                   1998       167,333             15,000            2,875                1,333(2)
   Vice President, Scientific         1997       159,069             35,000            2,563                3,181(2)
   Affairs and Intellectual           1996       145,294             37,210           11,875                1,453(2)
   Property

Joann L. Data, M.D., Ph.D.(8)         1998       225,000             30,000            9,375               63,310(9)
   Executive Vice President,          1997       203,820             50,000            6,250              105,116(10)
   Product Development and            1996        66,667             56,667           15,000               60,410(11)
   Regulatory Affairs

Robert Holmen(12)                     1998       117,567             16,000            3,750                1,580(2)
   Vice President, General            1997        17,029              4,928            6,250                    --
   Counsel and Secretary


(1)  Dr. Nichol joined the Company on January 29, 1997.
(2)  Consists of 401(k) employer matching contributions.
(3) Mr. Jansen joined the Company on August 1, 1996 and separated from the Company September 22, 1998.
(4) Includes $7,772 in vacation payout at termination and $48,581 in severance pay.
(5) Consists of $2,793 in 401(k) employer matching funds, cancellation of indebtedness and related interest of $101,058 and tax gross up of $105,394.
(6) Consists of $2,691 in 401(k) employer matching funds, cancellation of indebtedness and related interest of $17,254, and tax gross up of $15,355.
(7)  Consists of relocation expenses of $10,208 and tax gross ups.
(8)  Dr. Data joined the Company on September 1, 1996.
(9) Consists of $2,857 in 401(k) employer matching funds, cancellation of indebtedness and related interest of $29,592 and tax gross up of $30,861.
(10) Consists of $2,034 in 401(k) employer matching funds, cancellation of indebtedness and related interest of $27,126, relocation expenses of $27,415, and tax gross up of $48,541.
(11) Consists of relocation expenses of $13,127 and tax gross ups.
(12) Mr. Holmen joined the Company on November 10, 1997.


                                         11.

                         STOCK OPTION GRANTS AND EXERCISES

     The following tables show for the fiscal year ended December 31, 1998, certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers:


                                                     OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                 ---------------------------------------------------------
                                                                                               POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED ANNUAL
                                 NUMBER OF         % OF TOTAL                                  RATES OF STOCK PRICE
                                 SECURITIES        OPTIONS/SARS     EXERCISE                   APPRECIATION FOR OPTION
                                 UNDERLYING        GRANTED TO       OR BASE                    TERM(2)
                                 OPTIONS/SARS      EMPLOYEES IN     PRICE       EXPIRATION     -----------------------
NAME                             GRANTED(#)(1)     FISCAL YEAR      ($/SH)      DATE           5% ($)         10% ($)
-------------------------------- -------------     ------------     --------    ----------     -----------------------
F. Richard Nichol, Ph.D.            37,657            16.94         9.00        09/15/08        213,136        540,129
Peter E. Jansen                         --               --           --              --             --             --
Nancy C. Lan, Ph.D.                  2,875             1.29         9.00        09/15/08         16.273         41,238
Joann L. Data, M.D., Ph.D.           9,375             4.22         9.00        09/15/08         53,063        134,472
Robert R. Holmen                     3,750             1.69         9.00        09/15/08         21,225         53,789

--------------------------------


(1) All options granted in this table vest at the rate of 25 percent six months following grant, 25 percent on the first anniversary date of grant and 1/48th of the original amount per month thereafter over the next 24 months so that the grant is fully vested three years from the date of grant. The options continue in full force and effect upon a change in control, as defined in the Company's option plans, unless the acquiring company refuses to continue or assume the options or to substitute similar options, in which event the vesting of such options is accelerated. In addition, if the Named Executive Officer is terminated in connection with a change in control of the Company, the vesting of such options is accelerated as of the date of termination. See "Employment and Severance Agreements" below.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term.


                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                                                VALUE OF UNEXERCISED
                                                                     NUMBER OF SECURITIES       IN-THE-MONEY OPTIONS
                                     SHARES                         UNDERLYING UNEXERCISED          AT FY-END ($)
                                   ACQUIRED ON        VALUE          OPTIONS AT FY-END (#)          EXERCISABLE/
             NAME                 EXERCISE (#)     REALIZED ($)   EXERCISABLE/UNEXERCISABLE        UNEXERCISABLE
--------------------------------- ------------     ------------   -------------------------     --------------------
F. Richard Nichol, Ph.D.               --               --              30,704/78,204                    0/0
Peter E. Jansen                        --               --                8,594/8,282                    0/0
Nancy C. Lan, Ph.D.                    --               --               24,224/6,665                    0/0
Joann L. Data, M.D., Ph.D.             --               --               9,766/20,860                    0/0
Robert R. Holmen                       --               --                1,823/8,178                    0/0



                                         12.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     In January 1997, the Company entered into a severance agreement with Dr. Nichol which provides that, if Dr. Nichol's employment is terminated without cause, the Company will continue payment of Dr. Nichol's base salary for a period of six months. In November 1997, the Board approved a severance agreement for Dr. Data which provides the following benefits if Dr. Data's employment is terminated without cause: (i) the Company will continue payment of Dr. Data's base salary for a period of six months; (ii) the Company will pay Dr. Data her pro-rated target bonus through her termination date; (iii) options to acquire Company common stock held by Dr. Data will continue to vest during the salary continuation period, with 50% of any unvested options accelerating at the end of the salary continuation period and vested options remaining exercisable for three years beyond Dr. Data's termination date; and (iv) any remaining principal balance and interest due on Dr. Data's housing loan will be forgiven.

     In December 1997, the Board of Directors approved a severance arrangement available to the executive officers of the Company (including the President and Chief Executive Officer, the Vice Presidents and the General Counsel) upon termination of employment in connection with a change in control of the Company. A termination is deemed to have occurred in connection with a change in control if the executive is terminated without cause during the period beginning three months prior to and ending 15 months after one of the following events: (a) dissolution, liquidation or sale of substantially all of the assets of the Company; (b) a reorganization, merger or consolidation of the Company in which the Company is not the surviving entity; (c) a reorganization, merger or consolidation of the Company in which the Company is the surviving entity but a person or group of persons other than the existing stockholders control the Company following the event; or (d) at such time that a person or group of persons acquires a controlling interest in the Company through a tender or exchange offer. Under the arrangement, eligible officers receive the following benefits: (i) base salary and target bonus continuation for 12 months (24 months for the President and Chief Executive Officer); (ii) acceleration of options not vested as of the termination date, which vested options will remain exercisable for two years after the end of the salary continuation period; and
(iii) continued payment by the Company of its share of the executive's health insurance premiums under COBRA for up to 18 months, so long as the executive continues to pay his or her share of the premiums.

     In March 1998, the Board of Directors approved a severance arrangement available to the executive officers of the Company (including the President and Chief Executive Officer, the Vice Presidents and the General Counsel) upon termination of employment without cause (other than in connection with a change in control of the Company that entitles the executives to benefits under the preceding arrangement). Under this arrangement, eligible officers receive the following benefits: (i) base salary continuation for six months (12 months for the President and Chief Executive Officer); (ii) payment of target bonus through the date of termination; and (iii) continued payment by the Company of its share of the executive's health insurance premiums under COBRA for the salary continuation period so long as the executive continues to pay his or her share of the premiums. An executive becomes eligible for benefits under this arrangement only after completing six months of service to the Company; in addition, for the period from six months after the executive joins the Company until the executive has been with the Company for one year, the salary continuation period is reduced by 50%.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors currently is composed of Drs. Blair and Rink and Mr. Sears. In addition, Dr. McNeil served on the committee until June 1998. Dr. McNeil served as the Company's Chief Executive Officer from February 1989 to October 1991. There are no compensation committee interlocks between any executive officer of the Company and any entity whose directors or executive officers serve on the Company's Board or Compensation Committee.

     In January 1998, the Company announced the formation of Cytovia, Inc. ("Cytovia"), as a separate, stand-alone venture to develop and commercialize drug discovery and screening technology in the field of apoptosis or programmed cell death. Dr. Weber left employment with the Company to join Cytovia as its President and Chief Executive Officer and as a director. Dr. Weber remains on the Board of the Company and will continue to consult


                                         13.

on and oversee the Company's research program with Warner-Lambert Company under the terms of a Consulting Agreement entered into by Dr. Weber and the Company effective January 1, 1998.

     On March 25, 1998, the Company entered into an Assignment Agreement with Cytovia pursuant to which the Company assigned certain technology to Cytovia in exchange for (i) a share of revenues realized by Cytovia on commercialization of a segment of that technology and (ii) a license back to the Company of certain rights to the technology to develop products for central nervous system disorders. In addition, pursuant to an Option, Services and Release Agreement entered into on that same date, Cytovia granted to CoCensys, among other things, a right of first refusal to enter into a license agreement with Cytovia to develop and commercialize any Cytovia technology for central nervous system disorders.

     On March 27, 1998, the Company and Dr. Weber entered into separate Founder's Stock Purchase Agreements with Cytovia, pursuant to which the Company and Dr. Weber acquired, respectively, approximately 55% and 45% of the initial common stock of Cytovia. On that date, Cytovia completed the sale of preferred stock to a number of equity investors, including without limitation the following investors: Dr. Weber; Dr. Nichol; The Sears Living Trust dated March 11, 1991, for which Mr. Sears is a Trustee; and Domain Partners III, L.P. and DP III Associates, L.P., for each of which Dr. Blair is a general partner in the general partner. In connection with the foregoing, the Company and Dr. Weber (as founding stockholders) and the preferred stock equity investors (including all those listed above) entered into an Investor Rights Agreement and a Voting Agreement; under the Voting Agreement, Drs. Weber, Nichol and Blair, among others, have been named to the Board of Directors of Cytovia.


                        REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee (the "Committee") of the Company's Board of Directors sets the Company's compensation policies and evaluates the performance and determines the compensation of executive officers. During the year ended December 31, 1998, the Committee was comprised of Dr. Blair (Chairman), Dr. Rink and Mr. Sears; Dr. McNeil also was a member until June 1998. The Committee attempts to design compensation policies that will attract and retain the highest quality executives, reward them for the Company's progress and motivate them to enhance long-term stockholder value. The key components of the Company's executive officer compensation program are base salary, bonuses and stock options grants.

     EXECUTIVE OFFICER COMPENSATION. In evaluating the Company's executive officers and making compensation decisions, the Committee makes a subjective assessment of a variety of factors, both corporate and individual. These factors include, in order of importance, the following: the progress of the Company toward its identified objectives; the individual contributions to the Company by each officer, determined by the extent to which each officer achieves certain impact goals established by the Committee ("Impact Goals"); and the compensation paid by selected biotechnology companies to individuals in comparable positions. The companies examined may, but need not, include those comprising the H&Q Biotechnology Index. The weight of these factors in the case of a particular individual's compensation may vary. When using comparative data, the Committee attempts to set compensation levels in the mid-range of management compensation at the companies examined. In awarding stock options, the Committee considers the number and value of an executive officer's outstanding stock options.

     As the Company has developed, the measures of its progress have changed, and the Committee expects them to continue to change. Currently, significant measures of progress for the Company include the following: (i) advancing the Company's lead products through development and clinical testing, (ii) recruiting a high quality management team, (iii) planning and entering into appropriate collaborative arrangements with larger pharmaceutical and biotechnology companies to research, develop and commercialize the Company's technology, and (iv) generating revenues and securing capital sufficient to enable the Company to complete development and achieve significant revenues. The Impact Goals include these factors.


                                         14.

     CHIEF EXECUTIVE OFFICER COMPENSATION. F. Richard Nichol, Ph.D., was hired as the Company's President and Chief Executive Officer in January 1997. His base salary for 1998 of $285,000 was established by the Committee in December 1997, and represented an increase over his 1997 salary of $270,000. The Committee provided Dr. Nichol the increase based on his and the Company's achievements in 1997, including completion of Phase I and Phase II clinical trials for certain of the Company's compounds, entering into a collaboration agreement with the Wyeth-Ayerst Laboratories Division of American Home Products Corporation for the Company's lead anxiolytic compound, entering into an agreement with the Parke-Davis Pharmaceutical Division of Warner-Lambert Company to amend and extend the companies' 1995 collaboration agreement, and consummating sale of the Company's sales and marketing division to Watson Laboratories, Inc.

     For 1998, the Committee established a target bonus for Dr. Nichol of 35% of his base salary, which would be awarded based on Dr. Nichol and the Company achieving certain goals for 1998. Those goals consisted of (i) achieving certain research and development milestones for the Company's compounds, (ii) achieving certain levels of overall financial performance for the Company, (iii) achieving certain levels of financial support and performance from research and drug discovery and (iv) creating multiple contingent plans for rapid implementation following receipt of significant trial results,

     In December 1998, the Committee determined that Dr. Nichol was eligible to receive his full target bonus for 1998, based on his and the Company's achievements in 1998, including the following: (i) completing the Company's Phase II clinical trial for ganaxolone in a timely, cost efficient manner; (ii) preparing and rapidly implementing an appropriate contingency plan upon receipt of those Phase II results in order to stabilize the Company and position the Company for future growth; and (iii) continuing to improve the finances of the Company through completion of the Cytovia spin-off, further reduction of expenses and active pursuit of SBIR and other government grant funds. However, in order to balance the need of the Company to retain and properly compensate its employees with the Company's current financial condition, the Committee determined to reduce all bonus awards to Company officers, including Dr. Nichol, by one-half. Therefore, Dr. Nichol's final bonus award for 1998 was $54,000. Also, in September 1998, the Committee awarded Dr. Nichol an option to acquire 37,657 shares of Company common stock under the Company's 1996 Equity Incentive Plan at the fair market value of such stock on the date of grant, vesting over three years.

     For 1999, the Committee awarded Dr. Nichol a 5% pay increase to $299,250 per year. Dr. Nichol is again eligible for a target bonus of 35% of his compensation; also, the Committee approved an additional, one-time bonus program in 1999 whereby the officers, including Dr. Nichol, will be eligible to receive the remaining one-half of their 1998 bonuses upon achievement of certain extraordinary Company goals.

     LIMITS ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Compensation received by Named Executive Officers on exercise of stock options granted under the 1996 Equity Incentive Plan and under the 1990 Stock Option Plan, as amended, in each case with exercise prices at least equal to the fair market value of the Common Stock on the date of grant, is considered performance-based compensation deductible by the Company under the Code.

                              COMPENSATION COMMITTEE

                              James C. Blair, Ph.D.
                              Timothy J. Rink, M.D., Sc.D.
                              Lowell E. Sears

(1) THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED "FILED" WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE EXCHANGE ACT WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.


                                         15.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following chart shows the value of an investment of $100 on December 31, 1993 in the Nasdaq Stock Market-U.S. Index, the H&Q Biotechnology Index and the Company's Common Stock:


                COMPARISON OF TOTAL CUMULATIVE RETURN ON INVESTMENT

                                           Nasdaq Stock            H&Q Bio-
Date                      CoCensys       Market-U.S. Index     technology Index
----                      -------        -----------------     ----------------
December 31, 1993          100.00             100.00                100.00
December 31, 1994           75.00              97.75                 95.00
December 31, 1995          200.00             138.26                161.59
December 31, 1996          143.75             170.01                149.10
December 31, 1997           85.93             208.58                150.92
December 31, 1998            7.81             293.21                229.82

(1) THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED "FILED" WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.


                                 CERTAIN TRANSACTIONS



LOANS TO OFFICERS

     In January 1997, in connection with her relocation to California, the Company made a housing loan in the principal amount of $100,000 to Dr. Data. The loan bears interest at the rate of 8.5% per year. The loan is repayable (forgivable) over four years in equal monthly installments. As of March 31, 1999, principal in the amount of $50,072 was outstanding on the loan.

     In May 1997, in connection with his relocation to California, the Company made a housing loan in the principal amount of $100,000 to Mr. Jansen. In accordance with the terms of his employment, the outstanding principal balance and accrued interest on the loan were forgiven in connection with his separation from the Company on September 22, 1998.


                                         16.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officers and directors, under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party because he or she is a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

ADDITIONAL TRANSACTIONS

     In fiscal year ended December 31, 1998, the Company paid Dr. Gee $111,064 as Chief Scientific Officer, which payments covered his services as Chief Scientific Officer from January 1, 1998 through June 30, 1999. The payments were made under a consulting agreement with Dr. Gee pursuant to which Dr. Gee must pay back to the Company any royalties received from any university or other institution for rights to technology invented or developed by Dr. Gee as the Company's Chief Scientific Officer (capped at the aggregate amount paid by the Company to Dr. Gee under the consulting agreement).

     See "Compensation Committee Interlocks and Insider Participation" above for additional transactions.


                                    OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors,



                                   ROBERT R. HOLMEN
May 10, 1999                       Secretary


                                         17.

                                   COCENSYS, INC.
                     PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR THE ANNUAL MEETING OF STOCKHOLDERS


                              TO BE HELD JUNE 9, 1999

The undersigned hereby appoints LOWELL E. SEARS and F. RICHARD NICHOL, PH.D., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of CoCensys, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of CoCensys, Inc. to be held at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California on Wednesday, June 9, 1999, at 2:00 p.m., local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2.

                             (CONTINUED ON OTHER SIDE)

--------------------------------------------------------------------------------

/X/ Please mark your vote as in this example.

PROPOSAL 1:  To elect three directors to hold office until the 2002 Annual
             Meeting of Stockholders.

             / / FOR all nominees            / / WITHHOLD                     Nominees:
             listed at right                 AUTHORITY to vote                James C. Blair, Ph.D.
             (except as marked to            for all nominees listed          Alan C. Mendelson
             the contrary below).            at right.                        Eckard Weber, M.D.

             To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

             ---------------------------------------------------------------------------------------

PROPOSAL 2:  To ratify  selection  of Ernst & Young LLP as  independent auditors of the Company for its fiscal year ending December 31, 1999.

             / / FOR                         / / AGAINST                      / / ABSTAIN

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. THANK YOU.

Signature(s):                                        Date:
             ---------------------------------------      ---------------------

Note: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.